EXHIBIT 99.1
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PRESS RELEASE
FOR IMMEDIATE RELEASE


              TOWER TECH FILES FOR VOLUNTARY CHAPTER 11 PROTECTION
                         IN MOVE TO RESOLVE INDEBTEDNESS


OKLAHOMA CITY, OK - December 19, 2000 - Tower Tech, Inc. (OTC: TTMT.OB) today said it filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in Oklahoma City in order to resolve its past due indebtedness. The company said that it expects to continue operations in Chapter 11 by supplying products and services to existing and new customers. It also said it intends to pay suppliers on normal terms for goods delivered and services provided after the Chapter 11 filing.

To enhance its liquidity, Tower Tech said it expects to receive debtor-in-possession financing from an investor group that has provided financing to the company on previous occasions. The company said that the cash demands of its past debt are so great that they threaten the long-term viability of the company and its unique patented technology. In addition, the company said that liquidity concerns have had an adverse impact on market share and that Chapter 11 will be a stabilizing influence that should enable it to recapture lost market share.

"Tower Tech has been the technology leader in the cooling tower business," said Robert Brink, the company's recently elected CEO. "The company has not been able to meet its financial obligations for some time now and has attempted to restructure its finances out of court. It has received tremendous cooperation from creditors who want to see the company and its unique technology survive. Unfortunately, the company's debt load has prevented it from raising the amount of new funding needed to accomplish an out-of-court restructuring. Given this, filing for protection under Chapter 11 was the best option for Tower Tech's customers, suppliers, employees and other interestholders."

The company said that while operating in Chapter 11 it expects to have the resources it needs to continue production and maintain other normal operations. At the same time, Chapter 11 will give it the opportunity to use the court-supervised reorganization process to resolve its debt. This should enable the company to emerge from Chapter 11 stronger and better positioned than it is now.

The company began developing innovative industrial water cooling technology in 1992. It believes that its modular cooling towers are less expensive to operate because they use less energy and water than conventional cooling towers. To date, the company and its distributors and offshore licensees have sold approximately $115 million of products containing Tower Tech patented technology. Additional information about the company and its Chapter 11 filing can be found on the Internet at www.TowerTechInc.com.
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ANY FORWARD-LOOKING STATEMENTS IN THIS RELEASE COULD INVOLVE A NUMBER OF RISKS
AND UNCERTAINTIES. THESE RISKS AND UNCERTAINTIES MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED RESULTS AS A RESULT OF KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND OTHER FACTORS, INCLUDING, BUT NOT LIMITED TO: THE COMPANY'S ABILITY TO SECURE SUFFICIENT ADDITIONAL CAPITAL AND FINANCIAL LIQUIDITY; GREATER THAN EXPECTED WORKING CAPITAL REQUIREMENTS; VARIATIONS IN MATERIAL, LABOR AND ENERGY COSTS; SUCCESS IN ACHIEVING MANUFACTURING EFFICIENCIES; PRODUCT AND PRICE COMPETITION; BUSINESS COMBINATIONS AMONG COMPETITORS AND SUPPLIERS; AND OTHER RISKS, UNCERTAINTIES AND FACTORS AS DISCLOSED IN THE MOST RECENT REPORT ON FORMS 10-K, 10-Q AND 8-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT. THESE AND OTHER RISKS ARE DESCRIBED IN DETAIL IN TOWER TECH'S DOCUMENTS AND REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. FOR ADDITIONAL COMMENTS, CONTACT CHARLES D. WHITSITT.

Mr. Charles D. Whitsitt
Chief Financial Officer
Tower Tech, Inc.
(405) 290-7788
dwhitsitt@TowerTechInc.com
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